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                                                                  EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement on Form S-8 dated September 22, 1994 pertaining to the Wendover Funding, Inc. Employees' Savings Plus and Profit Sharing Plan of Wendover Funding, Inc. of our report dated July 19, 1994 with respect to the financial statements and schedules of the Wendover Funding, Inc. Employees' Savings Plus and Profit Sharing Plan included in its annual report (Form 11-K) for the year ended December 31, 1993.



                                                ERNST & YOUNG LLP


     Winston-Salem, North Carolina
     September ___, 1994